Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Jun 30, 2002
Payment Date	Jul 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 15, 2002	Jun 17, 2002	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	104,450,211	20,094,949	26,123,434	19,090,201	14,066,464	17,124,230
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.965000%	2.090000%	2.190000%	2.490000%	2.840000%
Interest/Yield Payable on the Principal Balance	159,635	32,665	44,497	36,971	31,071
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	159,635	32,665	44,497	36,971	31,071
Interest/Yield Paid	159,635	32,665	44,497	36,971	31,071

Summary

Beginning Security Balance	104,450,211	20,094,949	26,123,434	19,090,201	14,066,464	17,124,230
Beginning Adjusted Balance	104,450,211	20,094,949	26,123,434	19,090,201	14,066,464
Principal Paid	4,106,671	790,064	1,027,083	750,560	553,044	715,077
Ending Security Balance	100,343,540	19,304,885	25,096,351	18,339,641	13,513,420	16,451,017
Ending Adjusted Balance	100,343,540	19,304,885	25,096,351	18,339,641	13,513,420
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	100,385,404	19,304,885	25,096,351	18,339,641	13,513,420
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,949,986
Ending OC Amount as Holdback Amount						8,141,385
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.2187976	$0.6805304	$0.7130917	$0.8107754	$0.9247399
Principal Paid per $1000	$5.6286615	$16.4596567	$16.4596566	$16.4596568	$16.4596565